Exhibit 4.1
EXECUTION COPY

“TRW AUTOMOTIVE INC.,
the Company
and
TRW AUTOMOTIVE HOLDINGS CORP.,
as Guarantor
3.50% Exchangeable Senior Notes due 2015

INDENTURE
Dated as of November 20, 2009

THE BANK OF NEW YORK MELLON,
as Trustee

i

Exhibit A	-	Form of Note (including forms of Exchange Notice, Fundamental Change Repurchase Notice, Assignment and Certificate to be Delivered Upon Exchange or Registration of Transfer Restricted Notes)

          INDENTURE dated as of November 20, 2009, among TRW AUTOMOTIVE INC., a Delaware corporation (the “Company”), TRW AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (the “Guarantor”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 3.50% Exchangeable Senior Notes due 2015 issued on the date hereof (the “Original Notes”) and any Additional Notes (as defined herein) that may be issued after the date hereof (all such Notes being referred to collectively as the “Notes”). The aggregate principal amount of the Original Notes shall be $258,750,000. Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes.
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.
          “Additional Notes” means Notes issued under the terms of this Indenture subsequent to the Issue Date.
          “Additional Shares” has the meaning specified in Section 11.03.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Agent Members” has the meaning specified in Section 2.07(b)(vi).
          “Automatic Exchange” has the meaning specified in Section 2.14.
          “Automatic Exchange Notice” has the meaning specified in Section 2.14.
          “Bankruptcy Law” has the meaning specified in Section 6.01.
          “Base Shares” means any shares of Common Stock issuable upon exchange of a Note.

          “Board of Directors” means as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
          “Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.
          “Cash Settlement” has the meaning specified in Section 11.02(b)(ii).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Combination Settlement” has the meaning specified in Section 11.02(b)(iii).
          “Common Stock” means the shares of common stock, par value $0.01 per share, of the Guarantor authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 11.05, shares issuable on exchange of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on exchange of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.
          “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 4-East, New York, New York 10286, Attention: International Corporate Trust , or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          “Credit Agreement” means the Sixth Amended and Restated Credit Agreement dated as of June 24, 2009, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof, among the Company, the Guarantor, Intermediate Holdings, certain Subsidiaries of the Company, the financial institutions named therein and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.
          “Custodian” has the meaning specified in Section 6.01.
          “Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of:
          (a) the applicable Exchange Rate on such Trading Day; and
          (b) the daily VWAP of Common Stock on such Trading Day.
          “Daily Measurement Value” means, for purposes of determining the Daily Settlement Amount, (i) the Specified Dollar Amount divided by (ii) 20.
          “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:
     (a) an amount of cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value; and
     (b) to the extent the Daily Exchange Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the daily VWAP of Common Stock for such Trading Day.
          “Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TRW.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “DTC” means The Depository Trust Company.
          “Effective Date” means the date on which a Make Whole Fundamental Change occurs or becomes effective or the date upon which the Company gives a notice of redemption pursuant to Section 3.01(c).
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Event of Default” has the meaning specified in Section 6.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Agent” means the agent appointed by the Company to which Notes may be presented for exchange. The Exchange Agent appointed by the Company shall initially be The Bank of New York Mellon.
          “Exchange Date” has the meaning specified in Section 11.02(a).
          “Exchange Notice” has the meaning specified in Section 11.02(a).
          “Exchange Obligation” has the meaning specified in Section 11.01.
          “Exchange Price” on any date of determination means $1,000 divided by the Exchange Rate as of such date.
          “Exchange Rate” has the meaning specified in Section 11.01.
          “Ex-Dividend Date” is the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
          “Expiration Date” has the meaning specified in Section 11.04(e).
          “Expiration Time” has the meaning specified in Section 11.04(e).
          “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
     (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Guarantor, the Company, their respective subsidiaries and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s or the Company’s common equity representing more than 50% (or, in the case of the Investors or any “group” within the meaning of Section 13(d) of the Exchange Act of which one or more of the Investors is a part, 75% or more; provided, however, that such percentage shall be calculated without considering (i) any shares of Common Stock purchased directly by the Investors from the Guarantor or the Company in a primary offering on arms’ length terms at any time and from time to time following the date of November 16, 2009, or (ii) any shares of Common Stock underlying any convertible or exchangeable securities purchased directly by the Investors from the Guarantor or the Company in a primary offering on arms’ length terms at any time and from time to time following November 16, 2009, to the extent the Investors are the “beneficial owner” of such underlying shares) of the voting power of all shares of the Guarantor’s or the Company’s Capital Stock entitled to vote generally in elections of directors; provided, that any common equity of which any Investor is the “beneficial owner” shall not be included in any common equity of which any other “person” or “group” is the “beneficial owner”;
     (b) consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which Common Stock would be converted into, or exchanged for, stock, other Notes, other property or assets or (B) any share exchange, consolidation or merger of the Guarantor pursuant to which Common Stock will be converted into, or exchanged for, cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor’s Subsidiaries; provided, however, that a transaction (i) where the holders of 50% or more of all classes of all shares of the Guarantor’s Capital Stock entitled to vote generally in election of directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of the Guarantor’s Capital Stock entitled to vote generally in election of directors of the continuing or surviving corporation or transferee immediately after such event, or (ii) which is effected solely to change the Guarantor’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity), shall not be a Fundamental Change;
     (c) the Guarantor’s or the Company’s shareholders approve any plan or proposal for the Guarantor’s or the Company’s liquidation or dissolution; or

     (d) the Common Stock (or other common equity into which the Notes are then exchangeable) ceases to be listed on at least one U.S. national or regional securities exchange.
provided, however, a “Fundamental Change” will not be deemed to have occurred, if at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, received or to be received by holders of Common Stock in the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of this transaction or transactions the Notes become exchangeable into such Publicly Traded Securities pursuant to 11.05 subject to the provisions set forth under Section 11.02.
          For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          “Fundamental Change Notice” has the meaning specified in Section 3.02(b).
          “Fundamental Change Repurchase Date” has the meaning specified in Section 3.02(a).
          “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.02(c).
          “Fundamental Change Repurchase Price” has the meaning specified in Section 3.02(a).
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
          “Global Notes” has the meaning specified in Section 2.02(a).
          “Global Notes Legend” means the legend set forth under that caption in Exhibit A to the Indenture.
          “Guarantee” has the meaning specified in Section 10.01(a).
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

          “Guaranteed Obligations” has the meaning specified in Section 10.01.
          “Guarantor” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
     (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
     (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Incur” means issue, assume, guarantee, incur or otherwise become liable for.
          “Indebtedness” means, with respect to any Person on any date of determination, without duplication:
     (a) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (iv) in respect of Capitalized Lease Obligations or (v) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
     (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness shall be the lesser of: (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Initial Purchasers” means J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Calyon Securities (USA) Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and UBS Securities LLC.
          “Interest Payment Date” has the meaning specified in Section 2.03(b).
          “Investors” means Blackstone Capital Partners IV L.P. and its affiliates and the Management Group.
          “Intermediate Holdings” means TRW Automotive Intermediate Holdings Corp.
          “Issue Date” means November 20, 2009.
          “Last Reported Sale Price” means, with respect to Common Stock on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded. If Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If Common Stock is not so quoted, the Last Reported Sale Price will be determined by a nationally recognized independent investment banking firm selected by the Company for this purpose. The Last Reported Sale Price of Common Stock will be determined without reference to early hours, after hours or extended market trading.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Make Whole Fundamental Change” means a transaction described under clause (a), (b) or (d) under the definition of “Fundamental Change” (as defined and determined after giving effect to any exceptions or exclusions to such definition, but without regard to clause (i) of the proviso in clause (b) of the definition thereof).
          “Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company, the Guarantor, and Intermediate Holdings on November 16, 2009, together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company, the Guarantor, or Intermediate Holdings, as applicable, was approved by a vote of a majority of the directors of the Company, the Guarantor, or Intermediate Holdings, as applicable, then still in office who were either directors on November 16, 2009, or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company, the Guarantor, or Intermediate Holdings, as applicable, hired at a time when the directors on November 16, 2009, together with the directors so approved constituted a majority of the directors of the Company, the Guarantor, or Intermediate Holdings, as applicable.
          “Market Disruption Event,” for purposes of determining, among other things other than determining the Daily Settlement Amounts, whether the Notes may be exchanged pursuant to Section 11.01(a) or the Notes may be redeemed by the Company pursuant to Section 3.01(h), means, if Common Stock is listed for trading on the New York Stock Exchange or another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Common Stock or in any options, contracts or future contracts relating to Common Stock on the primary market for the trading of such options, contracts or future contracts.
          “Maturity Date” means December 1, 2015.
          “Note” or “Notes” means the Company’s 3.50% Exchangeable Senior Notes due 2015.
          “Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.
          “Notice of Default” has the meaning specified in Section 6.01.
          “Observation Period” with respect to any Note means:
     (a) with respect to Exchange Notices received during the period beginning on September 1, 2015, the 20 consecutive Trading Days beginning on and including the 22nd Scheduled Trading Day immediately preceding the Maturity Date; and
     (b) in all other cases, the 20 consecutive Trading-Day period beginning on, and including, the third Trading Day after the related Exchange Notice.

          “Observation Period Market Disruption Event” means, for the purposes of determining the Daily Settlement Amounts only:
     (a) a failure by the primary United States national or regional securities exchange or market on which Common Stock is listed or admitted to trading to open for trading during its regular trading session; or
     (b) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Common Stock or in any options, contracts or future contracts relating to Common Stock.
          “Offering Memorandum” means the final offering memorandum dated November 16, 2009 with respect to the offering and sale of the Notes.
          “Officer” means the Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company or the Guarantor.
          “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or the Guarantor, as the case may be. One of the officers executing an Officers’ Certificate must be the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Treasurer or the principal accounting officer of the Company or the Guarantor, as the case may be.
          “Opinion of Counsel” means a written opinion from legal counsel, which opinion is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
          “Original Notes” has the meaning specified in the Preamble to this Indenture.
          “Paying Agent” has the meaning specified in Section 2.04(a).
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Physical Settlement” has the meaning specified in Section 11.02(b)(i).
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “protected purchaser” has the meaning specified in Section 2.08.
          “Publicly Traded Security” means common stock or equivalent common equity listed on a national securities exchange, which will be so listed when issued or exchanged in connection with a Fundamental Change.
          “Purchase Agreement” means (a) the Purchase Agreement dated November 16, 2009, among the Company, the Guarantor and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.
          “Reference Property” has the meaning specified in Section11.05.
          “Register” has the meaning specified in Section 2.04(a).
          “Registrar” has the meaning specified in Section 2.04(a).
          “Registration Default Additional Interest” means all amounts, if any, payable pursuant to Section 4.04.
          “Regular Record Date” means, with respect to any Interest Payment Date, the May 15 and November 15 preceding the applicable June 1 and December 1 Interest Payment Date, respectively.
          “Reorganization Event” has the meaning specified in Section 11.05.
          “Reporting Default Additional Interest” means all amounts, if any, payable pursuant to Section 6.13.
          “Resale Restriction Termination Date” has the meaning specified in Section 2.07(d).
          “Restricted Common Stock” has the meaning specified in Section 2.14.
          “Restricted Global Note” has the meaning specified in Section 2.14.
          “Restricted Legend” means the legend set forth in Exhibit A.
          “Restricted Securities” has the meaning specified in Section 2.07(c).
          “Rule 144” means Rule 144 under the Securities Act.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which Common Stock is listed or admitted for trading. If Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Settlement Method” has the meaning specified in Section 11.02(b).
          “Significant Subsidiary” of a Person means a Subsidiary of such Person that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) under Regulation S-X of the Securities Act.
          “Specified Dollar Amount” means, with respect to any Combination Settlement, the amount in cash to be paid upon exchange in respect of each $1,000 principal amount of Notes. The Company shall set forth such amount in the notice pursuant to Section 11.02 regarding its election of Combination Settlement as the applicable Settlement Method.
          “Spin-Off” has the meaning specified in Section 11.04(c).
          “Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the final payment of principal of such Note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Stock Price” means the price paid (or deemed paid) per share of Common Stock in the Make Whole Fundamental Change or, in the case of a redemption, as described below. If the holders of Common Stock receive only cash (in a single per share amount, other than with respect to appraisal and similar rights) in a Make Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, and in the case of an exchange upon notice of redemption, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make Whole Fundamental Change or the date on which the Company gives the notice of redemption, as the case may be.
          “Stock Price Measurement Period” has the meaning specified in Section 11.01(a).
          “Subsidiary” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Successor Company” has the meaning specified in Section 5.01(a)(i).
          “Successor Guarantor” has the meaning specified in Section 5.01(b)(i).
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.
          “Trading Day,” for purposes of, among other things other than determining the Daily Settlement Amounts, determining whether Notes may be exchanged pursuant to Section 11.01(a) or the Notes may be redeemed pursuant to Section 3.01(h), means a day on which:
     (a) trading in Common Stock generally occurs on the New York Stock Exchange or, if Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which Common Stock is then traded; and
     (b) there is no Market Disruption Event
          If Common Stock (or other Note for which a daily VWAP must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”
          “Trading Day,” solely for the purposes of determining the Daily Settlement Amounts, means a day on which:
     (a) there is no Observation Period Market Disruption Event; and
     (b) trading in Common Stock generally occurs on the New York Stock Exchange or, if Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which Common Stock is then traded.

          If the Common Stock (or other Note for which Daily VWAP must be determined) is not so listed or traded, a Business Day.
          “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Company for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Company but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the applicable Exchange Rate. If the Company does not obtain bids when required, the trading price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the applicable Exchange Rate on each day the Company fails to do so.
          “Trading Price Measurement Period” has the meaning specified in Section 11.01(b).
          “Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” means, with respect to the Trustee:
     (a) any officer within the Corporate Trust Office of the Trustee, including any vice president, managing director, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and
     (b) who shall have direct responsibility for the administration of this Indenture.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Common Stock” has the meaning specified in Section 2.14.
          “Unrestricted Global Note” has the meaning specified in Section 2.14.
          “Valuation Period” has the meaning specified in Section 11.04(c).

          “Wholly Owned Subsidiary” is a Subsidiary of the Company, all the capital stock of which other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
          SECTION 1.02 Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Notes and the Guarantee.
          “indenture security holder” means a Holder.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company, the Guarantor and any other obligor on the Notes.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.03 Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means including without limitation;
     (e) words in the singular include the plural and words in the plural include the singular; and
     (f) all references to “interest” shall include Registration Default Additional Interest payable pursuant to Section 4.04 and Reporting Default Additional Interest payable pursuant to Section 6.13.
ARTICLE 2
The Notes
          SECTION 2.01 Designation; Amount and Issuance of Notes. (a) The Notes shall be designated as “3.50% Exchangeable Senior Notes due 2015.” The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture is $258,750,000. An unlimited aggregate principal amount of Additional Notes may be issued from time to time in accordance with Section 2.01(b). Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.
          (b) The Company shall be entitled, without notice to or the consent of the Holders, to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price; provided, however, that no Additional Notes shall be issued that are not fungible for U.S. Federal income tax purpose, with any other Notes issued under this Indenture. The Original Notes issued on the Issue Date and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under this Indenture.
          With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.01(b), 3.02(e), or 11.02(d)), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture,
     (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
     (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.
          If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.
          SECTION 2.02 Form, Dating and Denomination; Execution and Authentication. (a) The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or the Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
          (b) Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
          So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.07(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.
          Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.
          (c) One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $258,750,000 and (b) subject to the terms of the Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in the Indenture, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1,000.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03 Payment at Maturity; Payment of Interest.
          (a) Payment at Maturity. The Notes shall mature on December 1, 2015, unless earlier exchanged or repurchased or redeemed in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal will be payable at the Company’s office or agency in New York City.
          (b) Payment of Interest. Interest on the Notes will accrue at the rate of 3.50% per annum, from November 20, 2009, or from the most recent date to which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest shall be payable semiannually on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing June 1, 2010, to the Person in whose name any Note is registered at 5:00 p.m., New York City time, on the relevant Regular Record Date with respect to the applicable Interest Payment Date.
          Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Note (including principal, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Registrar to such effect designating such account not later than the relevant Regular Record Date, which application shall remain in effect until the Holder provides written notice to the Registrar to the contrary.

          SECTION 2.04 Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where the Notes may be surrendered for exchange (the “Exchange Agent”). The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints The Bank of New York Mellon as (i) Registrar, Paying Agent and Exchange Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.
          (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Exchange Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such as an agent and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent, Registrar or Exchange Agent.
          (c) The Company may remove any Registrar, Paying Agent or Exchange Agent upon written notice to such Registrar, Paying Agent or Exchange Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Exchange Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve in an agency capacity as Registrar, Paying Agent or Exchange Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Exchange Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent, Registrar or Exchange Agent only if the Trustee also resigns as Trustee in accordance with Section 7.07.
          SECTION 2.05 Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the bank that is acting as Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          SECTION 2.07 Exchange and Registration of Transfer of Notes; Restrictions on Transfer.
          (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
          Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange pursuant to Article 11 shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the holder thereof or his attorney duly authorized in writing.
          No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
          Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for exchange pursuant to Article 11 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) or called for redemption pursuant to Article 3.
          (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary has not been appointed by the Company within ninety (90) calendar days, or (B) the Company, at its option, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to this Section 2.07(b)(ii) shall be so exchanged in whole and not in part.
     (iii) In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.
     (iv) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.
     (vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.
     (vii) At such time as all interests in a Global Note have been repurchased or redeemed pursuant to Article 3 or exchanged pursuant to Article 11, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased or redeemed pursuant to Article 3 or exchanged pursuant to Article 11, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced.
          (c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.07(c) to bear the Restricted Legend (together with any Common Stock issued upon exchange of the Notes and required to bear the Restricted Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(c) (including those set forth in the Restricted Legend) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
          (d) Until the date (the “Resale Restriction Termination Date”) that is (1) the date that is one year after the last date of the original issuance of the Notes and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear the Restricted Legend, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.
          (e) In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).
          Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.07(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Legend shall be increased by a corresponding principal amount. If a Global Note without the Restricted Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and, if applicable, promptly after a registration statement with respect to the Notes or any Common Stock issued upon exchange of the Notes has been declared effective under the Securities Act.
          Any Common Stock issued upon exchange of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Legend.

          (f) Any Restricted Securities, prior to the Resale Restriction Termination Date, purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
          The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders of Notes and all payments to be made to holders of Notes under the Notes shall be given or made only to or upon the order of the registered holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
          (g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company or the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and the Guarantor.
          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
          SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 12.05, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.10 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.
          SECTION 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

          SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes and such default continues for a period of 30 calendar days, the interest which is payable shall forthwith cease to be payable to the Holder on the Regular Rocord Date and the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.13 CUSIP Numbers and ISINs. The Company in issuing the Notes may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers or ISINs.
          SECTION 2.14 Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Beneficial interests in a Global Note or Common Stock issued upon exchange of Notes that is subject to restrictions set out in Section 2.07(c), as applicable (including the Restricted Legend) (the “Restricted Global Note” or “Restricted Common Stock”, as applicable), shall be automatically exchanged into beneficial interests in an unrestricted Global Note or stock certificate representing unrestricted Common Stock, as applicable, that is no longer subject to the restrictions set out in Section 2.07(c) (including removal of the Restricted Legend) (the “Unrestricted Global Note” or “Unrestricted Common Stock”, as applicable), without any action required by or on behalf of the Holder (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least 15 days but not more than 30 days prior to the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register or register maintained at the registrar for Common Stock, as applicable, with a copy to the Trustee or transfer agent for Common Stock, as applicable. The Automatic Exchange Notice shall identify the Notes or Common Stock , as applicable, subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Note or Restricted Common Stock, as applicable, from which such Holders’ beneficial interests shall be transferred and (4) the “CUSIP” number of the Unrestricted Global Note or Unrestricted Common Stock, as applicable, into which such Holders’ beneficial interests shall be transferred.

ARTICLE 3
Redemption and Repurchases
          SECTION 3.01 Redemption at Option of the Company. (a) Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.01(h), it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
          (b) Selection of Notes to be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in accordance with a written direction from the Company in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis to the extent practicable or by another method routinely used by the Trustee, in each case to the extent permitted by the Depositary. The Trustee shall make the selection from outstanding Notes not previously called for redemption. If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder exchanges a portion of such Holder’s Notes, the exchanged portion will be deemed to be from the portion selected for redemption. If any Notes are to be redeemed in part only, the Company will issue new Notes in principal amount equal to the unredeemed principal portion thereof. The Trustee may select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
          (c) Notice of Optional Redemption. At least 30 days but not more than 60 days before a redemption date pursuant to Section 3.01(h), the Company shall mail, or cause to be mailed by first-class mail (postage prepaid), a notice of redemption to each Holder whose Notes are to be redeemed, with a copy to the Trustee and the Paying Agent. Any such notice shall identify the Notes to be redeemed and shall state:
               (i) the redemption date;
     (ii) the redemption price and the amount of accrued interest to the redemption date;

     (iii) the name and address of the Paying Agent;
     (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;
     (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (vii) the CUSIP number or ISIN, if any, printed on the Notes being redeemed;
     (viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Notes;
     (ix) that the Holder has a right to exchange the Notes called for redemption, the applicable Exchange Rate and the Settlement Method that will apply during the redemption period; and
     (x) that, to exercise its right to exchange the Notes, the Holder must exchange on or before 5:00 p.m., New York City time, on the third Scheduled Trading Day immediately preceding the redemption date.
          (d) At the Company’s request, the Trustee shall give the notice of redemption required by clause (a) above in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.
          (e) Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to, but not including, the redemption date; provided, however, that if the redemption date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          (f) Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary of the Company is the Paying Agent, has segregated and holds in trust) funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
          (g) Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
          (h) Optional Redemption. The Company may not redeem the Notes prior to December 6, 2013. On or after December 6, 2013, the Company may redeem for cash all or any portion of the Notes if the Last Reported Sale Price of the Common Stock has been at least 135% of the applicable Exchange Price on each applicable Trading Day for at least 20 Trading Days (whether or not consecutive) during any period of 30 consecutive Trading Days, including the last Trading Day of such period, ending on the Trading Day immediately preceding the date on which the Company provides notice of redemption.
          The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. However, if the redemption date is after a Regular Record Rate and on or prior to the corresponding Interest Payment Date, the interest will be paid on the redemption date to the Holder of the redeemed Notes registered on the relevant Regular Record Date.
          With respect to any Notes that are exchanged following a notice of redemption, the Company will increase the Exchange Rate for the Notes so surrendered for exchange by a number of Additional Shares, if any, pursuant to Section 11.03.
          No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.
          SECTION 3.02 Repurchase at Option of Holder Upon a Fundamental Change. (a) Repurchase Option. If a Fundamental Change occurs at any time, a Holder will have the right, at its option, to require the Company to purchase for cash any or all of its Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000. The price the Company is required to pay is equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change

Repurchase Price”); provided, however that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date. The Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Date”) will be a date specified by the Company that is not less than 20 or more than 35 calendar days following the date of the Company’s Fundamental Change Notice. Any Notes purchased by the Company will be paid for in cash.
          No Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
          (b) Notice of Fundamental Change. On or before the 20th day after the occurrence of a Fundamental Change, the Company will provide to all Holders, the Trustee and Paying Agent a notice (the “Fundamental Change Notice”) of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state, among other things:
               (i) the events causing a Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;
     (vii) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures that Holders must follow to require the Company to purchase their Notes.
          Simultaneously with providing the Fundamental Change Notice, the Company will publish the information on its website or through such other public medium as the Company may use at that time.

          No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.02.
          (c) Exercise of Repurchase Option. To exercise the Fundamental Change repurchase option, a Holder must deliver, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice in the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the Notes duly completed (the “Fundamental Change Repurchase Notice”), to the Paying Agent. The Fundamental Change Repurchase Notice must state:
     (i) if certificated, the certificate numbers of the Holder’s Notes to be delivered for purchase or if not certificated, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;
     (ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or a multiple thereof; and
     (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
          (d) Withdrawal of Repurchase Notice. Holders may withdraw any Fundamental Change Repurchase Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date. The notice of withdrawal shall state:
     (i) the principal amount of the withdrawn Notes;
     (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the Holder’s notice must comply with appropriate Depositary procedures; and
     (iii) the principal amount, if any, which remains subject to the Fundamental Change Repurchase Notice.
          The Paying Agent will promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 11.04.
               (e) Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.02(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.02(d)) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided, the conditions in Section 3.02(c) have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.02(c).
               (f) Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date. If the Paying Agent holds (or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, has segregated and holds in trust) cash or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Notes).
               (g) Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.
               (h) Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under this Section 3.02, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 3.02 to be exercised in the time and in the manner specified in this Section 3.02.

               (i) Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02(f) exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE 4
Covenants
          SECTION 4.01 Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money in immediately available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02 SEC Reports; 144A Information. (a) The Guarantor shall deliver to the Trustee, within 15 days after it is required to file with the SEC, copies of its annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).
          The Company shall be deemed to be in compliance with this Section 4.02(a) if the Guarantor shall have filed such annual reports and the information, documents and other reports with the SEC using its Electronic Data Gathering, Analysis and Retrieval System or any successor system.
          The subsequent filing with the Trustee and, if applicable, the SEC of any report required by this Section 4.02(a) shall be deemed to automatically cure any Default or Event of Default resulting from the failure to file such report within the time period required by this Section 4.02(a).
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7) on Officers’ Certificates).

          (b) Each of the Guarantor and the Company shall, for so long as any of the Notes remain outstanding, furnish to Holders, holders of Common stock issued upon exchange of the Notes, and to prospective purchasers designated by such Holders or holders the information with respect to the Guarantor to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of Notes or the Common Stock issued upon exchange of the Notes.
          (c) In the event that the Company becomes in the future required to file any periodic reports or other documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, all references in this Section 4.02 relating to the reporting obligations of the Guarantor, and the consequences resulting from a failure to satisfy such reporting obligations, shall be deemed to also include the Company.
          SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company and (ii) within 10 Business Days of a written request from the Trustee, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 4.04 Registration Default Additional Interest; Registration.
          (a) Subject to Section 4.04(d), if, at any time during the six-month period beginning on, and including, the date which is six months after the last date of the original issuance of the Original Notes and ending on, and including, the 365th day after the last date of the original issuance of the Original Notes, the Guarantor fails to timely file any document or report that the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods pursuant to Rule 12b-25 thereunder and other than current reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than Affiliates of the Guarantor or the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Registration Default Additional Interest on the Notes which shall accrue on the Notes at a rate of 0.25% per annum of the principal amount of Notes outstanding for each day during such six-month period for which the Guarantor’s failure to file, or the failure of the Notes to be freely tradable by Holders other than Affiliates of the Guarantor or the Company, as described above, has occurred and is continuing, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Registration Default Additional Interest has accrued, provided that the rate at which such Registration Default Additional Interest under this Section 4.04(a) accrues may in no event exceed 0.50% per annum.

          (b) Subject to Section 4.04(d), if, and for so long as the Restricted Notes Legend has not been removed or the Notes are not otherwise freely tradable by Holders other than Affiliates of the Guarantor or the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company will pay Registration Default Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of Notes outstanding until the Notes are freely tradable as described above, which rate will be increased by an additional 0.25% per annum following the 90th day on which such Registration Default Additional Interest has accrued, provided that the rate at which such Registration Default Additional Interest accrues may in no event exceed 0.50% per annum.
          (c) Registration Default Additional Interest payable in accordance with Sections 4.04(a) and/or 4.04(b) shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
          (d) Notwithstanding the foregoing, if at any time beginning one year after the last date of original issuance of the Original Notes, the Guarantor is not able to offer to issue shares of Common Stock to exchanging Holders or to issue shares of Common Stock to exchanging Holders that would be freely transferable upon receipt by any Holder who is not an Affiliate of the Guarantor or the Company without registration under the Securities Act, the Guarantor will, at its election, either:
     (i) file and cause to be declared effective a registration statement registering such offers and issuances; or
     (ii) deliver, in addition, to any shares of Common Stock issuable upon exchange (the “Base Shares”), a number of whole shares of Common Stock in an amount equal to 3% of the Base Shares and cash in lieu of fractional shares determined in accordance with Section 11.02(h).
ARTICLE 5
Successor Company or Successor Guarantor
          SECTION 5.01 When the Company or the Guarantor May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
     (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, conveyance, transfer or lease shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”);

     (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture hereto or other documents or instruments in form reasonably satisfactory to the Trustee;
     (iii) the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture hereto confirmed that its Guarantee shall apply to such surviving or transferee Person’s obligations under this Indenture and the Notes;
     (iv) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and
     (v) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transactions described above and such supplemental indenture (if any) comply with this Indenture.
          Upon the occurrence of any transaction or series of transactions that are of the type described in, and effected in accordance with, the foregoing paragraph, the Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Notes with the same effect as if the Successor Company had been named as the Company in this Indenture. Notwithstanding anything to the contrary in the foregoing, (A) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Subsidiary and (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States.
          (b) The Guarantor shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets in one or more related transactions to, any Person (other than the Company) unless:
     (i) the Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, conveyance, transfer or lease shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
     (ii) the Successor Guarantor (if other than the Guarantor) expressly assumes all the obligations of the Guarantor under this Indenture and the Guarantor’s Guarantee pursuant to a supplemental indenture hereto or other documents or instruments in form reasonably satisfactory to the Trustee;
     (iii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

     (iv) the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transactions described above and such supplemental indenture (if any) comply with this Indenture.
          Upon the occurrence of any transaction or series of transactions that are of the type described in, and effected in accordance with, the foregoing paragraph, the Successor Guarantor shall succeed to, and be substituted for, the predecessor Guarantor under this Indenture and the predecessor Guarantor’s Guarantee with the same effect as if the Successor Guarantor had been named as the Guarantor in this Indenture. Notwithstanding anything to the contrary in the foregoing, the Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating the Guarantor in another state of the United States.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01 Events of Default. An “Event of Default” occurs if:
          (a) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
          (b) the Company defaults in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase upon a Fundamental Change, upon declaration or otherwise;
          (c) the Company fails to deliver Common Stock, cash or a combination of cash and Common Stock, as required pursuant to Article 11 upon the exercise of the Holder’s right to exchange any of the Notes, and such failure continues for ten Business Days following the scheduled settlement date for such exchange;
          (d) the Company fails to give a Fundamental Change Notice pursuant to Section 3.02(b) or notice of a specified corporate transaction pursuant to clause (c) or (d) of Section 11.01, in each case when due;
          (e) the Company or the Guarantor fails to comply with Section 5.01;
          (f) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a), (b), (c), (d) or (e) above) and such failure continues for 60 days after the written notice to the Company specified below;
          (g) the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor fails to pay any Indebtedness (other than Indebtedness owing to the Company, the Guarantor or any Subsidiary of the Company or the Guarantor) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the written notice to the Company specified below;
          (h) the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) takes any comparable action under any foreign laws relating to insolvency;
          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor in an involuntary case;
     (ii) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor; or
     (iv) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or
          (j) the Guarantee of the Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except as contemplated by the terms thereof) or the Guarantor or any person acting on its behalf denies or disaffirms its obligations under this Indenture or the Guarantee and such Default continues for 10 days after the written notice to the Company specified below.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (f) or (g) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the Guarantor, as applicable, does not cure such Default within the time specified in such clause after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Company and/or the Guarantor shall deliver to the Trustee, as soon as possible and in any event within five days after either the Company and/or the Guarantor becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.
          SECTION 6.02 Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) with respect to the Company, the Guarantor or a Significant Subsidiary of the Company or the Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, provided, however, that the Trustee shall be held harmless with respect to any such declaration at the request of such Holders. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company, the Guarantor or a Significant Subsidiary of the Company or the Guarantor occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon exchange that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          (b) In the case of an Event of Default specified in Section 6.01(g) above, such Event of Default and all consequences thereof (excluding, however, any resulting Event of Default specified in Section 6.01(a), (b) or (c)) will be annulled, waived and rescinded with respect to the Notes, automatically and without any action by the Trustee or the Holders, if within 60 days after such Event of Default first arose the Company delivers an Officers’ Certificate to the Trustee stating that (i) the Indebtedness that is the basis for such Event of Default has been discharged, (ii) the holders of the Indebtedness that is the basis for such Event of Default have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured; provided, however, that a prior acceleration of the principal amount of the Notes shall not be annulled, waived or rescinded upon the occurrence of any event described in clause (i), (ii) or (iii) of this Section 6.02(b).
          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby or (d) a Default with respect to the failure to deliver the consideration due upon exchange. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06 Limitation on Suits. (a) Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

     (ii) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (iv) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (v) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.
          (b)  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
          SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. In addition, notwithstanding any other provision of this Indenture, the right of any Holder to enforce its rights of exchange in accordance with the provisions of Article 11, on or after the applicable date for settlement of the Company’s exchange obligation, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.06.
          SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

          SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
          FIRST: to the Trustee for amounts due under Section 7.06;
     SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
          THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
          SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Company nor the Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 6.13 Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in this Indenture, to the extent that the Company elects, the sole remedy for an Event of Default relating to the Guarantor’s failure to perform or observe the covenant in Section 4.02(a) will for the 364 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Reporting Default Additional Interest”) on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, which such Reporting Default Additional Interest will be increased by an additional 0.25% per annum, on the

181st day after such Event of Default (if the Event of Default relating to a failure by the Guarantor to comply with its obligations pursuant to Section 4.02(a) is not cured or waived prior to such 180th day), provided that the rate at which such Reporting Default Additional Interest accrues may in no event exceed 0.50% per annum. If the Company so elects, such Reporting Default Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes. On the 365th day after such Event of Default (if the Event of Default relating to a failure by the Guarantor to comply with its obligations pursuant to Section 4.02(a) reporting obligations is not cured or waived prior to such 365th day), such Reporting Default Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. The provisions of this Section 6.13 will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Reporting Default Additional Interest following an Event of Default in accordance with this Section 6.13, the Notes will be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, in the event Registration Default Additional Interest is also triggered pursuant to Section 4.04, the interest rate applicable to the Notes under such Section 4.04 shall apply to the Notes pursuant to this Section 6.13 and shall constitute the exclusive rate of additional interest applicable to the Notes under such circumstances. In order to elect to pay the Reporting Default Additional Interest as the sole remedy during the first 364 days after the occurrence of an Event of Default relating to the Guarantor’s obligations pursuant to Section 4.02(a), the Company must notify all Holders and the Trustee and Paying Agent of such election prior to the beginning of such 364-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.
ARTICLE 7
Trustee
     SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
          SECTION 7.02 Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents or a co-Trustee and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
          (e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in connection therewith, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee Note or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (i) The recitals contained herein are made by the Company and not by the Trustee and neither the Trustee nor the Exchange Agent or Paying Agent assumes any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture or the Common Stock, the Daily VWAP, the Guarantee, the Notes, any Stock Price, any Trading Price, or any calculations performed by the Company.
          (j) In no event shall the Trustee, the Exchange Agent or the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee, the Exchange Agent or the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (l) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors.
          (m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, except that under no circumstances shall the Exchange Agent or the Paying Agent be deemed to owe any fiduciary duty to the Company, the Guarantor, or the Holders.
          (n) The Trustee may request that the Company and the Guarantor each deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.
          SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.09.
          SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i) or of the identity of any Significant Subsidiary unless a Trust Officer of the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Company, the Guarantor or any Holder referencing this Indenture and the specific Default or Event of Default.
          SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if in the case of an Event of Default specified in Section 6.01(a) or (b) it is actually known to the Trustee, or otherwise, if the Trustee has received written notice thereof, the

Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer in the event of a payment default under Section 6.01(a) or 6.01(b) or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note or a default in the payment or delivery of the consideration due upon exchange, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.
          SECTION 7.06 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Guarantor, jointly and severally, shall indemnify the Trustee (which for the purposes of this Section 7.06 shall include its directors, officers, employees and agents) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or the Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantor, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantor, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely attributable to such party’s own willful misconduct, gross negligence or bad faith.
          To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes or to pay or deliver the consideration due upon exchange.
          The Company’s payment and indemnity obligations pursuant to this Section 7.06 shall also extend to the Registrar, Paying Agent and Exchange Agent hereunder, and survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.07 Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (b) the Trustee fails to comply with Section 7.09;
     (i) the Trustee is adjudged bankrupt or insolvent;
     (ii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iii) the Trustee otherwise becomes incapable of acting.
          (c) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
          (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
          SECTION 7.08 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.09 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other Notes or certificates of interest or participation in other Notes of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
ARTICLE 8
Discharge of Indenture
          SECTION 8.01 Discharge of Liability on Notes. (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity, as a result of the mailing of a notice of redemption pursuant to Article 3, or as a result of receipt of Fundamental Change Repurchase Notices in respect of all Outstanding Notes, and the Company irrevocably deposits with the Trustee funds in an amount sufficient to pay the principal of and interest on the outstanding Notes when due at maturity, upon redemption, or upon any Fundamental Change Repurchase Date, including interest thereon to maturity or such redemption date or Fundamental Change Repurchase Date (other than Notes replaced or paid pursuant to Section 2.08), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock or other property due in respect of exchanged Notes, and if in each case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (b) Notwithstanding clauses (a) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06, 7.07 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.
          SECTION 8.02 Application of Trust Money. The Trustee shall hold in trust money or any shares of Common Stock or other property due in respect of exchanged Notes deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of exchanged Notes, in accordance with this Indenture in relation to the exchange of Notes pursuant to the terms hereof
          SECTION 8.03 Repayment to Company. Each of the Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or any shares of Common Stock or other property due in respect of exchanged Notes held by it as provided in this Article 8 are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge in accordance with this Article 8.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest or any shares of Common Stock or other property due in respect of exchanged Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or any shares of Common Stock or other property due in respect of exchanged Notes must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies or shares of Common Stock or other property due in respect of exchanged Notes.
          SECTION 8.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or any shares of Common Stock or other property due in respect of exchanged Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or any shares of Common Stock or other property due in respect of exchanged Notes in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
Amendments and Waivers
          SECTION 9.01 Without Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:
     (i) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders;
     (ii) to comply with Article 5;
     (iii) to add additional guarantees with respect to the Notes;
     (iv) to secure the Notes;
     (v) to add to the covenants of the Guarantor or the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Guarantor or the Company;
     (iv) to make any change that does not adversely affect the rights of any Holder;
     (vii) to provide for the issuance of Additional Notes in accordance with Section 2.01;
     (viii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; and
     (ix) to conform the provisions of this Indenture to the “Description of Notes” section in the Offering Memorandum.
          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
          SECTION 9.02 With Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected, an amendment may not:
     (i) reduce the amount of Notes whose Holders must consent to an amendment;

     (ii) reduce the rate of or extend the time for payment of interest on any Note;
     (iii) reduce the principal of or extend the Maturity Date of any Note;
     (iv) make any change that adversely affects the exchange rights of any Notes;
     (v) reduce the Fundamental Change Repurchase Price of any Notes or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants or definitions in this Indenture or otherwise;
     (vi) make any Note payable in money other than that stated in the Note;
     (vii) other than in accordance with this Indenture, eliminate the Guarantee;
     (viii) make any change in Section 6.04 or 6.07; or
     (ix) make any change in the second sentence of this Section 9.02.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
          SECTION 9.03 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the percentage of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite percentage of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.04 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
          SECTION 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantor enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
          SECTION 9.06 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Guarantee
          SECTION 10.01 Guarantee. (a) The Guarantor hereby irrevocably and unconditionally guarantees (the “Guarantee”), as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption, upon a Fundamental Change Repurchase Date or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
          (b) The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Guarantor.
          (c) The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor.
          (d) The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          (e) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
          (f) The Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.
          (h) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 10.01.
          (i) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
          (j) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 10.02 Successors and Assigns. This Article 10 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.03 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.04 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.
ARTICLE 11
Exchange of Notes
          SECTION 11.01 Exchange Rights. Subject to and upon compliance with the provisions of this Article 11, a Holder shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to 5:00 p.m., New York City time, on the third Scheduled Trading Day immediately preceding the Maturity Date at an initial exchange rate (the “Exchange Rate”) of 33.8392 shares of Common Stock (subject to adjustments as provided in Sections 11.03 and 11.04) per $1,000 principal amount of Notes (the “Exchange Obligation”) only under the following circumstances:
     (a) Exchange Upon Satisfaction of Sale Price Condition. Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding September 1, 2015, during any fiscal quarter commencing at any time after December 31, 2009 and only during such fiscal quarter, if the Last Reported Sale Price for Common Stock for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter (the “Stock Price Measurement Period”) is greater than 130% of the applicable Exchange Price on each applicable Trading Day;
     (b) Exchange Upon Satisfaction of Trading Price Condition. Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding September 1, 2015, during the five Business Day period after any ten consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(b), for each day in that Trading Price Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the applicable Exchange Rate on such day. In connection with any exchange in accordance with this Section 11.01(b), the Company shall have no obligation to determine the Trading Price of the Notes unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Exchange Rate. At such time, the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the applicable Exchange Rate. Whenever the Notes shall become exchangeable pursuant to this Section 11.01(b), the Company shall notify the Holders. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price of Common Stock and the Exchange Rate for such date, the Company will so notify the Holders, the Trustee and the Exchange Agent.
     (c) Exchange Upon Certain Distributions. Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding September 1, 2015, if the Guarantor elects to:
     (i) issue to all or substantially all holders of Common Stock certain rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or
     (ii) distribute to all or substantially all holders of Common Stock its assets, debt securities or rights to purchase its securities, which distribution has a per share value, as reasonably determined by the Board of Directors of the Guarantor, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company must notify the Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or a portion of their Notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to the Ex-Dividend Date or the Guarantor’s announcement that such issuance or distribution will not take place. A Holder may not exchange any of its Notes based on this exchange contingency if such Holder will otherwise participate in the distribution without exchange as a result of holding the Notes.
     (d) Exchange Upon Certain Corporate Events. Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding September 1, 2015, in the event of a Fundamental Change or a Make Whole Fundamental Change, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 3.02 or if the Guarantor is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into, or exchanged for, cash, securities or other assets, the Notes may be surrendered for exchange at any time from and after the effective date of the transaction until 5:00 p.m., New York City time, on the 35th Trading Day after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction but in no event later than five Business Days after the effective date of such transaction.
     (e) Exchange Upon Redemption. A Holder will have the right to exchange all or a portion of such Holder’s Notes that have been called for redemption at any time during the period from the date of the notice of redemption until 5:00 p.m., New York City time, on the third Scheduled Trading Day immediately preceding the redemption date, after which time the Holder’s right to exchange will expire unless the Company defaults in the payment of the redemption price. The Company will notify Holders called for redemption, the Trustee and the Exchange Agent of the redemption date in the redemption notice, as set forth in Section 3.01(c).
     (f) Exchange on or after September 1, 2015 to Maturity. On or after September 1, 2015, a Holder may exchange all or a portion of its Notes at any time prior to 5:00 p.m., New York City time, on the third Scheduled Trading Day immediately preceding the Maturity Date.
          SECTION 11.02 Exchange Procedures; Settlement Upon Exchange; Fractional Shares. (a) In order to exercise the exchange right with respect to any Notes in certificated form, a Holder must:
(i)	complete and manually sign an irrevocable notice of exchange in the form entitled “Exchange Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (an “Exchange Notice”);

(ii)	deliver such Exchange Notice and certificated Note to the Exchange Agent at the office of the Exchange Agent;

(iii)	to the extent any shares of Common Stock issuable upon exchange are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Exchange Agent;

(iv)	if required pursuant to Section 11.02(f), pay all transfer or similar taxes or duties; and

(v)	if required pursuant to Section 11.02(g), pay funds equal to interest payable on the next Interest Payment Date to which the exchanging Holder is not entitled.
          In order to exercise the exchange right with respect to any beneficial interest in a Global Note, a Holder must:
(i)	comply with the Depositary’s procedures for exchanging a beneficial interest in a Global Note;

(ii)	to the extent any shares of Common Stock issuable upon exchange are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Exchange Agent;

(iii)	if required pursuant to Section 11.02(f), pay all transfer or similar taxes or duties; and

(iv)	if required pursuant to Section 11.02(g), pay funds equal to interest payable on the next Interest Payment Date to which the exchanging Holder is not entitled.
                  The date that the Holder satisfies the foregoing requirements is the “Exchange Date”.
                  If a Holder has submitted any Notes for repurchase pursuant to Section 3.02, such Notes may be exchanged only if the Holder submits a withdrawal notice in accordance with Section 3.02(d) prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date and if such Notes are evidenced by a Global Note, if the Holder complies with appropriate Depositary procedures.
                  A Holder is not entitled to any rights of a holder of Common Stock until such Holder has exchanged its Notes in to shares of Common Stock, and only to the extent such Notes are deemed to have been exchanged to Common Stock under this Article 11.
                  (b) Upon exchange of any Note, the Company may elect to deliver to Holders in full satisfaction of its Exchange Obligation:
          (i) shares of Common Stock, together with cash in lieu of fractional shares (a “Physical Settlement”);

     (ii) a cash payment without any delivery of shares of Common Stock (a “Cash Settlement”); or
     (iii) a combination of cash and shares of Common Stock, together with cash in lieu of fractional shares (a “Combination Settlement”).
For purposes of this Indenture, “Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.
          The Company shall from time to time make an election with respect to the Settlement Method. Such election shall be effective until the Company provides notice of an election of a different Settlement Method. As of the date of this Indenture, the Company elects to settle its Exchange Obligation through Physical Settlement and will not elect a different Settlement Method prior to the repayment of its Tranche B-1 term loans under Credit Agreement (or it amends the Credit Agreement to permit a different Settlement Method), if at all. If the Company chooses to elect a different Settlement Method in the future, it shall provide to all Holders, the Trustee and the Exchange Agent a notice of the newly chosen Settlement Method and the effective date of such newly chosen method. The Company may not elect a different Settlement Method after August 31, 2015 and it shall elect a single Settlement Method to apply to all Notes exchanged during the period beginning on the date of a notice of redemption and ending on the third Business Day preceding the corresponding redemption date.
          Each exchange will be deemed to have been effected as to any Notes surrendered for exchange on the date the requirements set forth in this Indenture have been satisfied as to such Notes; provided, however, that an exchanging Holder of Notes will become the record holder of any shares of Common Stock due upon such exchange:
     (A) if the Company elects Cash Settlement or Combination Settlement upon exchange, for any Trading Day during the relevant Observation Period with respect to which shares of Common Stock are issuable, as of 5:00 p.m., New York City time, on such Trading Day; and
     (B) If the Company elects Physical Settlement upon exchange, as of 5:00 p.m., New York City time, on the relevant Exchange Date.
The Company shall deliver any shares of Common Stock in respect of a Physical Settlement on the third Business Day immediately following the applicable Exchange Date and shall deliver the cash and/or shares of Common Stock payable in respect of a Cash Settlement or Combination Settlement on the third Trading Day following the final Trading Day of the relevant Observation Period.
     Settlement amounts shall be computed as follows:
     (x) if the Company elects Physical Settlement upon exchange of Notes, the Company shall deliver to an exchanging Holder a number of shares of Common Stock per $1,000 principal amount of Notes being exchanged equal to the applicable Exchange Rate, plus cash in lieu of any fractional share of Common Stock issuable upon exchange as determined in accordance with Section 11.02(h);
     (y) if the Company elects Cash Settlement upon exchange of Notes, the Company will pay, for each $1,000 principal amount of Notes being exchanged, an amount equal to the sum of the Daily Exchange Values for each Trading Day during the relevant Observation Period; and
     (z) if the Company elects Combination Settlement upon exchange of Notes, the Company will pay and deliver to an exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the relevant Observation Period, plus cash in lieu of any fractional share of Common Stock issuable upon exchange as determined in accordance with Section 11.02(h).
          (c) If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (d) In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note.
          (e) Upon the exchange of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.
          (f) The issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes exchanged, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          (g) Upon exchange, Holders will not be entitled to any separate cash payment for accrued and unpaid interest, except to the extent set forth below. The Company’s delivery to Holders of shares of Common Stock, cash or a combination thereof, together with any cash payment for any fractional share, into which a Note is exchangeable, will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so exchanged and accrued and unpaid interest to, but not including, the Exchange Date.
          As a result, upon exchange, accrued and unpaid interest to, but not including, the Exchange Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. If the cash paid by the Company to a Holder upon exchange of the Notes is not sufficient to allow the Company to comply with the U.S. federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest or accrued original issue discount on the Notes payable to the beneficial owner of such Notes, the Company or the Guarantor may recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon exchange to such beneficial owner.
          Notwithstanding the foregoing, if Notes are exchanged after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest but prior to the corresponding Interest Payment Date, Holders of such Notes at 5:00 p.m., New York City time, on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange of such Notes. Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment need be made on Notes exchanged:
     (A) after 5:00 p.m., New York City time, on November 15, 2015, which is the Regular Record Date immediately preceding the Maturity Date;
     (B) if the Company has specified a redemption date that is after a Regular Record Date and on or prior to the third Scheduled Trading Day after the corresponding Interest Payment Date;
     (C) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to third Trading Day after the corresponding Interest Payment Date; or
     (D) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes.
          (h) No fractional shares of Common Stock shall be issued upon exchange of any Note or Notes. The Company shall deliver cash in lieu of any fractional shares of Common Stock issuable in connection with an exchange of Notes based on the daily VWAP of Common Stock on the final Trading Day of the applicable Observation Period in the case of Cash Settlement or Combination Settlement, or on the applicable Exchange Date, in the case of Physical Settlement.
          SECTION 11.03 Adjustment to Exchange Rate Upon Exchange Upon a Make Whole Fundamental Change and a Notice of Redemption. (a) If:

     (i) a Make Whole Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Make Whole Fundamental Change; or
     (ii) the Company gives notice of redemption pursuant to Section 3.01(c) and a Holder elects to exchange its Notes in connection with such redemption;
then, in each case, the Company shall increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 11.03.
          An exchange of Notes will be deemed for these purposes to be “in connection with” such Make Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent from, and including, the Effective Date of the Make Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make Whole Fundamental Change that would have been a Fundamental Change but for clause (i) of the proviso in clause (b) of the definition of Fundamental Change, the 35th Trading Day immediately following the Effective Date of such Make Whole Fundamental Change). An exchange of Notes will be deemed for these purposes to be “in connection with” a redemption of the Notes if the relevant Exchange Notice is received by the Exchange Agent from, and including, the date the Company gives Holders notice of redemption up to, and including, the third Scheduled Trading Day prior to the redemption date.
          (b) Upon surrender of Notes for exchange in connection with a Make Whole Fundamental Change or redemption, the Company will deliver a number of shares of Common Stock, including the Additional Shares, cash or a combination of cash and shares of the Common Stock pursuant to Section 11.02. However, if the consideration for Common Stock in any Make Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is comprised entirely of cash, the Exchange Obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the applicable Exchange Rate (including any adjustment as described in this Section 11.03) multiplied by such Stock Price. In such event, the Exchange Obligation will be determined and paid to Holders in cash on the third Business Day following the relevant Exchange Date. The Company shall notify Holders of the Effective Date of any Make Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
          (c) The number of Additional Shares by which the Exchange Rate shall be increased will be determined by reference to the table below, based on the applicable Effective Date and applicable Stock Price.
          (d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Exchange Rate pursuant to Section 11.04.
          The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased based on the Stock Price and Effective Date:

Stock Price
Effective Date	$21.89	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00
11/20/2009	11.8437	10.3522	7.7289	6.0152	4.8300	3.9734	3.3322	2.8385	2.4492	2.1360	1.8798	1.6670	1.4880	1.3357
12/01/2010	11.8437	10.3914	7.6073	5.8185	4.6015	3.7359	3.0978	2.6133	2.2363	1.9365	1.6939	1.4944	1.3280	1.1876
12/01/2011	11.8437	10.3465	7.3706	5.4987	4.2532	3.3867	2.7616	2.2965	1.9413	1.6639	1.4430	1.2638	1.1163	0.9932
12/01/2012	11.8437	10.0893	6.9033	4.9577	3.7043	2.8609	2.2723	1.8481	1.5338	1.2951	1.1097	0.9627	0.8441	0.7468
12/01/2013	11.8437	9.5269	6.0898	4.0862	2.8639	2.0885	1.5790	1.2332	0.9912	0.8168	0.6877	0.5895	0.5130	0.4520
12/01/2014	11.8437	8.3211	4.5581	2.5721	1.5100	0.9322	0.6110	0.4275	0.3189	0.2518	0.2083	0.1784	0.1567	0.1400
12/01/2015	11.8437	6.1608	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (A) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
     (B) if the Stock Price is greater than $85.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to this Section 11.03(d)), the Exchange Rate will not be increased;
     (C) if the Stock Price is less than $21.89 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to this Section 11.03(d)), the Exchange Rate will not be increased.
          Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon exchange exceed 45.6829 shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate pursuant to this Article 11.

          Notwithstanding the above, certain listing standards of the New York Stock Exchange may limit the amount by which the Company may increase the Exchange Rate pursuant to the events described in Section 11.04(b) through (e) and as described in this Section 11.03. These standards generally require the Guarantor to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of Common Stock outstanding at the time the Notes are issued unless the Guarantor obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Guarantor then has a class of securities listed on the New York Stock Exchange. Accordingly, in the event of an increase in the Exchange Rate above that which would result in the Notes, in the aggregate, becoming exchangeable into shares in excess of such limitations, the Guarantor shall obtain stockholder approval of such issuances.
          SECTION 11.04 Adjustment of Exchange Rate. The Exchange Rate will be adjusted as described below, except that the Company will not make any adjustments to the Exchange Rate if Holders participate, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, in any of the transactions described in Section 11.04(a) (but only with respect to stock dividends or distributions), Section 11.04(b), Section 11.04(c), and Section 11.04(d), without having to exchange their Notes as if they held the full number of shares of Common Stock equal to the Exchange Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event. If any dividend, distribution or issuance described below is declared but not so paid or made, the Exchange Rate shall again be adjusted, effective as of the date the Guarantor’s Board of Directors publicly announces its decision not to make such dividend, distribution or issuance, to the Exchange Rate that would have been in effect if such dividend, distribution or issuance had not been declared.
          (a) If the Guarantor exclusively issues to all or substantially all of the holders of Common Stock shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0	X	OS1
OS0
where,

ER0 =	the Exchange Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or combination, as applicable;

ER1 =	the Exchange Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or Effective Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
          Any adjustment made pursuant to this clause (a) shall become effective immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date.
          (b) If the Guarantor issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0	X	OS0 + X
OS0 + Y
where,

ER0	=	the Exchange Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

          Any adjustment made pursuant to this Section 11.04(b) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date of such issuance. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by Guarantor’s Board of Directors).
          (c) If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding:
(i)	dividends or distributions described in Section 11.04(a) above;

(ii)	rights or warrants described in Section 11.04(b) above;

(iii)	Spin-Offs to which the provisions set forth below in this Section 11.04(c) shall apply;

(iv)	dividends or distributions paid described in Section 11.04(d) below; and

(v)	any dividends or distributions in connection with a Reorganization Event;
then the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0	X	SP0
SP0 — FMV
where,

ER0 =	the Exchange Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

ER1 =	the Exchange Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Guarantor’s Board of Directors) on the Ex-Dividend Date for such distribution of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock.
          Any adjustment made pursuant to the preceding paragraph of this Section 11.04(c) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.
          If the FMV (as defined above) of any distribution for purposes of this Section 11.04(c) is determined by reference to the actual or when-issued trading market for any securities, the Guarantor’s Board of Directors shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if FMW is equal to or greater than SP0 (as defined above), in lieu of the foregoing increase, the Company shall deliver to each Holder (without such Holder having to exchange its Notes), in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock receive the distributed property, the amount and kind of distributed property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Exchange Rate in effect on the record date for the distribution.
          With respect to an adjustment pursuant to this Section 11.04(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0	X	FMV0 + MP0
MP0
where,

ER0	=	the Exchange Rate in effect immediately prior to 5:00 p.m., New York City time, on the last Trading Day of the Valuation Period;

ER1	=	the Exchange Rate in effect immediately after 5:00 p.m., New York City time, on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock)

over the first ten consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
          The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 11.04(c) will be made immediately after 5:00 p.m., New York City time, on the last Trading Day of the Valuation Period, but will be given effect as of 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the Observation Period in respect of any exchange, references within this Section 11.04(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Exchange Rates in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 11.04(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Exchange Date.
          (d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0	X	SP0
SP0 — C
where,

ER0 =	the Exchange Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

ER1 =	the Exchange Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Guarantor distributes to holders of Common Stock.
          Any adjustment made pursuant to this Section 11.04(d) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution.
          Notwithstanding the foregoing , if C (as defined above) is equal to or greater than SP0 (as defined above), in lieu of the foregoing increase, the Company shall deliver to each Holder (without such Holder having to exchange its Notes), for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Exchange Rate on the record date for such cash distribution.
          (e) If the Guarantor or any of its Subsidiaries, including the Company, makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate will be increased based on the following formula:

ER1 = ER0	X	AC + (SP1 X OS1)

OS0 X SP1
where,

ER0 =	the Exchange Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

ER1 =	the Exchange Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (the “Expiration Time”);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
          Any adjustment made pursuant to this Section 11.04(e) shall become effective at 9:00 a.m., New York City time, on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Observation Period in respect of any exchange, references within this Section 11.04(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Exchange Rates in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Exchange Rate , in respect of any exchange during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 11.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Exchange Date.
          (f) Notwithstanding the above, certain listing standards of the New York Stock Exchange may limit the amount by which the Company may increase the Exchange Rate pursuant to the events described in in this Section 11.04(b) through (e) and as described in Section 11.03. These standards generally require the Guarantor to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of its Common Stock outstanding at the time the Notes are issued unless it obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Guarantor then has a class of securities listed on the New York Stock Exchange. Accordingly, in the event of an increase in the Exchange Rate above that which would result in the Notes, in the aggregate, becoming exchangeable into shares in excess of such limitations, Guarantor shall obtain stockholder approval of such issuances.
          (g) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split or share combination).
          (h) The Company may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s or the Guarantor’s best interest. The Company may also (but shall not required to), in addition to any adjustment required pursuant to Section 11.04(a), (b), (c), (d) or (e), increase the Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
          Whenever the Exchange Rate is increased pursuant to this Section 11.04(h), the Company shall mail to Holders a notice of the increase at least one day prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
          (i) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (j) For purposes of this Section 11.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Guarantor, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
          (k) A Holder may, in some circumstances, including a distribution of cash dividends to holders of shares of Common Stock, be deemed to have received a distribution subject to U.S. federal income or withholding tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Exchange Rate. To the extent such adjustment or nonoccurrence of an adjustment, as the case may be, results in a constructive distribution to beneficial owners of Notes under Section 305 of the Code and the Company is required to pay any U.S. federal withholding tax as a result of such constructive distribution, the Company or the Guarantor may recoup or set-off such payments against any payments (whether in cash or shares of Common Stock) made with respect to the Notes (or any Common Stock received upon exchange thereof) to such beneficial owners.
          (l) Except as stated herein, the Company will not adjust the Exchange Rate for the issuance of shares of Common Stock or any Notes convertible or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable Notes. In addition, notwithstanding any of the foregoing, the Exchange Rate will not be adjusted:

     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s Notes and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) ordinary course of business stock repurchases that are not tender offers referred to in Section 11.04(e) of the adjustments above, including structured or derivative transactions, pursuant to a stock repurchase program approved by the Guarantor’s Board of Directors;
     (iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its subsidiaries;
     (iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible Note not described in clause (iii) of this paragraph and outstanding as of the date the Original Notes were first issued;
     (v) for a change in the par value of Common Stock; or
     (vi) for accrued and unpaid interest.
          (m) Adjustments to the applicable Exchange Rate shall be calculated to the nearest 1/10,000th of a share. The Company shall not be required to make an adjustment in the Exchange Rate unless the adjustment would require a change of at least 1% in the Exchange Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) on the Exchange Date for any Notes and (ii) on each Trading Day of any Observation Period.
          SECTION 11.05 Recapitalizations, Reclassifications and Changes of Common Stock. In the case of:
          (a) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination),
          (b) any consolidation, merger or combination involving the Guarantor,
          (c) any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and its Subsidiaries substantially as an entirety, or
          (d) any statutory share exchange,
in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other Notes, other securities or assets (including cash or any combination thereof) (each, a “Reorganization Event”), then, at the effective time of the

Reorganization Event, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that at and after such effective time the right to exchange a Note based on Common Stock will, without the consent of the Holders, be changed into a right to exchange it based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Reorganization Event. In all cases, if the Company elects to satisfy its Exchange Obligation in Combination Settlement rather than Physical Settlement, (x) the amount otherwise payable in cash upon exchange of the Notes pursuant to Section 11.02(b)(z) shall continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon exchange of the Notes pursuant to Section 11.02(b)(z) will be instead be deliverable in the amount and type of Reference Property that a Holder of that number of shares of Common Stock would have received in such transaction and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a Holder of one share of Common Stock would have received in such transaction; provided, however, that if the holders of Common Stock receive only cash in such transaction, the amount deliverable upon exchange shall equal the Exchange Rate in effect on the Exchange Date multiplied by the price paid per share of Common Stock in such transaction and settlement will occur on the third Trading Day following the Exchange Date.
          If the Reorganization Event causes Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property based on which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.
          The Company and the Guarantor shall not become a party to any such Reorganization Event unless its terms are consistent with this Section 11.05. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11 in the judgment of the Company’s Board of Directors or the Board of Directors of the Successor Company. If, in the case of any such Reorganization Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Successor Company, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other Person.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 11.05 shall similarly apply to successive Reorganization Events. If this Section 11.05 applies to any Reorganization Event, Section 11.04 shall not apply.
          SECTION 11.06 Certain Covenants. (a) The Guarantor shall, prior to the Company’s issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of Guarantor’s authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the exchange of all outstanding the Notes into shares of Common Stock.
          (b) The Company and Guarantor covenant that all shares of Common Stock issued upon exchange of Notes will be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.
          (c) The Company and Guarantor shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the exchange of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
          SECTION 11.07 Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 11.01, in case:
     (a) the Guarantor shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 11.04; or
     (b) the Guarantor shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Exchange Rate pursuant to Section 11.04; or
     (c) of any reclassification of the Common Stock (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Guarantor; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or the Guarantor;
the Company shall cause to be filed with the Trustee and the Exchange Agent and to be mailed to each Holder at his address appearing on the Register provided for in Section 2.05, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the declaration date of the dividend or other distribution, (ii) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (iii) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for Notes or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          SECTION 11.08 Shareholder Rights Plans. If the rights provided for in any rights plan adopted by the Guarantor have not separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement, upon exchange of Notes, the exchanging Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable shareholder rights agreement. If such rights have separated from the Common Stock, the Exchange Rate will be adjusted as provided in Section 11.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
          SECTION 11.09 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Exchange Rate or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or Guarantor to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the exchange of their Notes after any event referred to in such Section 11.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 11.01 has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 11.01 with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 11.01.
     SECTION 11.10 Certain Other Adjustments. Whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company’s Board of Directors will make appropriate adjustments to such Last Reported Sale Prices or Daily VWAP, the Exchange Rate, or the amount due upon exchange to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAP are to be calculated. The Trustee and Exchange Agent shall not be requested to confirm any such calculations and shall be entitled to rely on such calculations and be held harmless with respect thereto.
ARTICLE 12
Miscellaneous
          SECTION 12.01 Notices. (a) Any notice, request or communication shall be in writing and delivered in person, via facsimile or mailed by first-class mail (postage prepaid) or courier addressed as follows:

if to the Company or the Guarantor:

TRW Automotive Inc.
12001 Tech Center Drive
Livonia, MI 48150
Attention of: General Counsel
Facsimile: (734) 855-2473

if to the Trustee:

The Bank of New York Mellon
101 Barclay Street
Floor 4- East
New York, New York 10286

Attention of: International Corporate Trust
Facsimile: 212-815-5366

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          (b) Any notice or communication mailed to a Holder shall be mailed, first-class mail (postage prepaid), to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed or in accordance with applicable rules of the Depositary.
          (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 12.02 Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
          SECTION 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (i) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 12.05 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          SECTION 12.06 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 12.07 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a Regular Record Date is not a Business Day, the record date shall not be affected.
          SECTION 12.08 GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 12.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
          SECTION 12.10 Successors. All agreements of the Company and the Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 12.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 12.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12.13 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
          SECTION 12.14 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Stock, accrued interest payable on the Notes and the Exchange Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent shall be entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon request.
          SECTION 12.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours, TRW AUTOMOTIVE INC.,
By	/s/ Joseph S. Cantie
	Name:	JOSEPH S. CANTIE
	Title:	EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

GUARANTOR: TRW AUTOMOTIVE HOLDINGS CORP.
By	/s/ Joseph S. Cantie
	Name:	JOSEPH S. CANTIE
	Title:	EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

THE BANK OF NEW YORK MELLON, as Trustee
By	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Senior Associate – Relationship Manager

EXHIBIT A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Legend]
          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
          (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF, AND (Y) 90 DAYS AFTER THE ACQUIRER CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 THE SECURITIES ACT) EXCEPT:
          (A) TO TRW AUTOMOTIVE HOLDINGS CORP. OR ANY SUBSIDIARY THEREOF, OR

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
          (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, TRW AUTOMOTIVE INC. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.
$
3.50% Exchangeable Senior Note due 2015
CUSIP No. 87264M AD1
ISIN No. US87264MAD11
          TRW AUTOMOTIVE INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of            Dollars1 [or such lesser amount as is indicated in the records of the Trustee and DTC] on December 1, 2015, and to pay interest thereon from November 20, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year, commencing June 1, 2010, at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment or exchanged. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and will be payable to Holders on a subsequent special record date.
          Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert language if Note is in Global Form.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

TRW AUTOMOTIVE INC
by
Name :
Title:

Dated:
TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION
THE BANK OF NEW YORK MELLON,
as Trustee, certifies that this
is one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

*/	If the Note is to be issued in global form, add the Global Notes Legend

[FORM OF REVERSE SIDE OF NOTE]
3.50% Exchangeable Senior Note due 2015
          TRW AUTOMOTIVE INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued the Notes under an Indenture dated as of November 20, 2009 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions.
          1. Interest
          The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing on June 1, 2010. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 20, 2009, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company will pay Registration Default Additional Interest, if any, pursuant to Sections 4.04 and Reporting Default Additional Interest pursuant to Section 6.13 of the Indenture. All references herein to interest shall include any Registration Default Additional Interest, if any, and Reporting Default Additional Interest, if any.
          If any Interest Payment Date, the Maturity Date, any earlier required repurchase date upon a Fundamental Change or any earlier redemption date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.
          2. Method of Payment
          The Company shall pay interest on the Notes (except defaulted interest) to the Persons whose name a Note is registered at 5:00 p.m., New York City time, on the May 15 or November 15, as the case may be, immediately preceding the relevant Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Note (including principal, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Registrar to such effect designating such account not later than the relevant Regular Record Date, which application shall remain in effect until the Holder provides written notice to the Registrar to the contrary.
          3. Paying Agent and Registrar
          Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Wholly Owned Domestic Subsidiaries may act as Paying Agent or Registrar.
          4. Ranking
          The Notes are senior unsecured obligations of the Company. This Note is one of the Notes referred to in the Indenture. The Notes are treated as a single class of Notes under the Indenture.
          The Guarantor will fully and unconditionally guarantee the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.
          5. Merger Covenant
          The Indenture imposes limitations on the ability of the Company and the Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.
          6. Optional Redemption
          Except as set forth below, the Notes will not be redeemable at the option of the Company prior to the Maturity Date.
          On or after December 6, 2013, the Company may redeem for cash all or any portion of the Notes if the Last Reported Sale Price of Common Stock has been at least 135% of the applicable Exchange Price on each applicable Trading Day for at least 20 Trading Days (whether or not consecutive) during any period of 30 consecutive Trading Days, including the last Trading Day of such period, ending on the Trading Day immediately preceding the date on which the Company provides notice of the redemption.
          The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the redemption date to the Holder on the Regular Record Date.
          The Holder will have a right to exchange the Notes called for redemption. The exchange rate for the Notes so surrendered for exchange may be increased by a number of Additional Shares pursuant to Section 11.03 of the Indenture.
          Notice of redemption will be mailed by first-class mail (postage prepaid) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his, her or its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. If money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 10:00 a.m., New York City time, on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
          7. Sinking Fund
          The Notes are not subject to any sinking fund.
          8. Repurchase of Notes at the Option of Holders upon Fundamental Change
          Upon the occurrence of a Fundamental Change, each Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.
          9. Exchange Rights
          Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m., New York City time, on the third Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or multiples thereof at an Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with an Exchange Notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in New York City and, unless the shares issuable on exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon exchange, the Company shall satisfy its Exchange Obligation in shares of Common Stock, cash or a combination of cash and shares of Common Stock. The initial Exchange Rate shall be 33.8392 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Notes except as provided in the Indenture.
          10. Denominations; Transfer; Exchange
          The Notes are in registered form without coupons in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register transfers or exchanges of Notes or portions thereof surrendered for exchange pursuant to Article 11 or Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 calendar days before a selection of Notes to be redeemed.
          11. Persons Deemed Owners
          Except as provided in Section 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.
          12. Unclaimed Money
          If money for the payment of principal, interest, or any shares of Common Stock or other property due in respect of exchanged Notes, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money or any shares of Common Stock or other property due in respect of exchanged Notes back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money or any shares of Common Stock or other property due in respect of exchanged Notes must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.
          13. Discharge
          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money for the payment of principal and interest, if any, on the Notes prior to redemption, repurchase or maturity, as the case may be.
          14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture or the Notes as set forth in the Indenture.
          15. Defaults and Remedies
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantor or a Significant Subsidiary of the Company or the Guarantor) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantor or a Significant Subsidiary of the Company or the Guarantor occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          16. Trustee Dealings with the Company

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
          17. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
          18. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
          19. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
          20. Governing Law
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          21. CUSIP Numbers and ISINs
          The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

EXCHANGE NOTICE
TO: TRW AUTOMOTIVE INC.
     THE BANK OF NEW YORK MELLON, as Trustee
          The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such exchange and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be exchanged
(if less than all):
$
Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
     TO: TRW AUTOMOTIVE INC.
             THE BANK OF NEW YORK MELLON, as Trustee
          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from TRW Automotive Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
Notes Certificate Number (if applicable):
Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
Social Note or Other Taxpayer Identification Number:

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint            agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                                              Your Signature:

Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $                     principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.
The undersigned (check one box below):

☐   has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	☐ to the Company; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4)
☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive office